Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Greg Artkop, Media Relations	Jill Cuthbertson, Investor Relations
	(800) 775-7290	(972) 980-9917

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (Oct. 30, 2014) – The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.28 per share on the common stock of the company, which will be payable Dec. 26, 2014 to shareholders of record as of Dec. 5, 2014.

Brinker International, Inc. is one of the world’s leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, as of Sept. 24, 2014, Brinker owned, operated, or franchised 1,622 restaurants under the names Chili’s® Grill & Bar (1,574 restaurants) and Maggiano’s Little Italy® (48 restaurants).

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